                                  EXHIBIT 10.25

CERTAIN INFORMATION FROM THIS DOCUMENT HAS BEEN REDACTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST BY CLICKSOFTWARE TECHNOLOGIES LTD. UNDER 17 C.F.R.SS.SS.200.80(B)(4), 200.83 AND 240.24B-2 AND SUBMITTED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                            WARRANT AGREEMENT BETWEEN

                         CLICKSOFTWARE TECHNOLOGIES LTD.

                                       AND

                           IBM UNITED KINGDOM LIMITED

                                TABLE OF CONTENTS

     SECTION

1.   Exercise and Expiration of Warrant ...................................
2.   Representations.......................................................
3.   Certain Agreements of the Company ....................................
4.   Adjustment of Purchase Price and Number of Shares ....................
5.   Registration Rights ..................................................
6.   Treatment of Warrant in Event of Acquisition Transaction .............
7.   Transfer, Exchange, and Replacement ..................................
8.   Notices ..............................................................
9.   Governing Law, Jurisdiction and Venue ................................
10.  Miscellaneous ........................................................
     Appendix A -- Definitions

     Appendix B - Adjustment of Purchase Price and Number of Shares Appendix C -- Registration Rights
     Appendix D - Vesting Schedule

                                    WARRANT

NEITHER THIS WARRANT NOR THE WARRANT SHARES AS DEFINED HEREIN HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE WARRANT SHARES MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION FROM SUCH REGISTRATION.

                Dated as of June 30, 2004 (the "Effective Date")

     ClickSoftware Technologies Ltd., an Israeli corporation (the "COMPANY"), grants IBM United Kingdom Ltd., a British company ("IBM" and each of its successors and assigns, a "HOLDER") a warrant (this "WARRANT") to purchase the Warrant Shares at the Purchase Price, PROVIDED, HOWEVER, that the number of Warrant Shares for which this Warrant shall be exercisable shall be subject to the vesting schedule set forth in APPENDIX D. Capitalized terms not otherwise defined have the definitions set forth in APPENDIX A.

     1. EXERCISE AND EXPIRATION OF WARRANT.

          (a) This Warrant is immediately exercisable and will expire upon the four-year anniversary of the date hereof. "EXERCISE PERIOD" shall mean the period of time between the date hereof and the expiration of this Warrant in accordance with the terms hereof.

          (b) This Warrant may be exercised during the Exercise Period by the Holder, in whole or in part, by delivering this Warrant to the Company with payment of the Purchase Price in U.S. dollars. In lieu of such cash payment, the Holder may also exercise the Warrant by delivery to the Company of a written notice of an election to effect a cashless exercise for Warrant Shares pursuant to this Section 1(b) ("CASHLESS EXERCISE"). To effect a Cashless Exercise, the Holder will surrender this Warrant for that number of Ordinary Shares determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between
(i) the then current Market Price of an Ordinary Share on the date of exercise and (ii) the Purchase Price, and the denominator of which shall be the then current Market Price per Ordinary Share. In the event that this Warrant is not exercised in full immediately prior to the end of the Exercise Period and at such time the then current Market Price of an Ordinary Share is greater than the Purchase Price, this Warrant shall be deemed automatically exercised as to the remaining Warrant Shares at such time by Cashless Exercise without the delivery of any written notice from the Holder.

          (c) Upon exercise of this Warrant, the Company will issue to the Holder (i) a certificate or certificates for the number of full Warrant Shares to which the Holder shall be entitled upon such exercise plus the value of any fractional share to which the Holder would otherwise be entitled, and (ii) in case such exercise is in part only, a new warrant or warrants representing the remaining Warrant Shares.

          (d) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered pursuant to Section 1(b).

     2. REPRESENTATIONS.

          (a) By the Holder. The Holder represents and warrants to the Company as follows:

               (i) It is an "accredited investor" within the meaning of Rule 501 of the Securities Act. This Warrant is acquired for the Holder's own account for investment purposes and not with a view to any offering or distribution within the meaning of the Securities Act and any applicable state securities laws. The Holder has no present intention of selling or otherwise disposing of the Warrant or the Warrant Shares in violation of such laws.

               (ii) The Holder has sufficient knowledge and expertise in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Company. The Holder understands that this investment involves a high degree of risk and could result in a substantial or complete loss of its investment. The Holder is capable of bearing the economic risks of such investment.

               (iii) The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Warrant and the Warrant Shares. The Holder further acknowledges that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the Warrant Shares.

               (iv) The Holder acknowledges that the Company has indicated that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements thereof, and that the Warrant Shares will bear a legend stating that such securities have not been registered under the Securities Act and may not be sold or transferred in the absence of such registration or an exemption from such registration.

          (b)  By the Company. The Company represents and warrants that:

               (i) It (A) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (B) has all requisite power and authority to conduct its business as now conducted and to consummate the transactions contemplated hereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and the failure of which would not have a material adverse effect on the Company.

               (ii) It has outstanding as of the date hereof but before giving effect to this Warrant, 30,544,782 Ordinary Shares, calculated on a fully diluted basis, giving effect to the conversion of all options, warrants, rights and other securities convertible into, or exchangeable for Ordinary Shares.

               (iii) The execution, delivery and performance by the Company of this Warrant (A) has been duly authorized by all necessary corporate action, (B) does not and will not contravene the Company's Memorandum and Articles of Association and (C) does not and will not contravene any applicable law or any contractual restriction binding on or otherwise affecting the Company or any of its properties or result in a default under any agreement or instrument to which the Company is a party or by which the Company or its properties may be subject.

               (iv) This Warrant has been duly executed and delivered by the Company, and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting the rights of creditors generally and general principles of equity.

               (v) Assuming the accuracy of the representations made by the Holder in Section 2(a) hereof, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental authority is or will be necessary in connection with the execution and delivery by the Company of this Warrant, the issuance by the Company of the Warrant Shares, the consummation of the transactions contemplated hereby, the performance of or compliance with the terms and conditions hereof, or to ensure the legality, validity, and enforceability hereof, except for the filing of a Form D under United States federal and New York state securities laws

               (vi) The Company has reserved solely for issuance and delivery upon the exercise of this Warrant such number of Ordinary Shares to provide for the exercise in full of this Warrant.

               (vii) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration, or the filing of a prospectus qualifying the distribution, of this Warrant being issued hereby under the Securities Act or cause the issuance of this Warrant to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.

     3. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees as follows:

          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

          (b) Authorization and Reservation of Shares. During the Exercise Period, the Company shall have duly authorized a sufficient number of Ordinary Shares, free from preemptive rights and from any other restrictions imposed by the Company without the consent of the Holder, to provide for the exercise in full of this Warrant. The Company shall at all times during the Exercise Period reserve and keep available out of such authorized but unissued Ordinary Shares such number of shares to provide for the exercise in full of this Warrant.

          (c) Listing. In connection with the Holder's exercise of Registration Rights hereunder, the Company shall use its best efforts to promptly secure the listing of the Ordinary Shares issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which Ordinary Shares are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain such listing for so long as any other Ordinary Shares shall be so listed.

          (d) Certain Actions Prohibited. The Company will not, by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against impairment, consistent with the tenor and purpose of this Warrant.

          (e) Successors and Assigns. Except as expressly provided otherwise herein, this Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

          (f) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the Holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide written evidence of any such action so taken to the Holder of this Warrant prior to such date; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

          (g) Rule 144 Reports. If the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, but only for so long as the Company is so subject, the Company shall take all actions reasonably necessary to enable the Holder to sell the Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.

     4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The Purchase Price and the number of Warrant Shares may be adjusted from time to time as set forth in APPENDIX B.

     5. REGISTRATION RIGHTS. The Warrant shall have the Registration Rights set forth in APPENDIX C. Notwithstanding anything to the contrary contained herein (including in APPENDIX C), the Holder agrees not to exercise any of the registration rights set forth in APPENDIX C at any time that it is able to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act in any three (3) month period.

     6. VESTING. The Warrant Shares shall vest in accordance with the vesting schedule set forth in APPENDIX D.

     7. Treatment of Warrant in the Event of an Acquisition Transaction. If the Company undertakes an Acquisition Transaction then the Company shall give prompt notice of such transaction to the Holder. Upon the closing of the Acquisition Transaction at the Company Acquiror's option, the Company Acquiror may assume this Warrant and cause provision to be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the Warrant Shares (as such term is modified in accordance with this Section 6), whereupon the Company shall be released from this Warrant. If the Company Acquiror does not elect to assume this Warrant, then (i) this Warrant shall terminate if not assumed by the Company Acquiror, unless previously exercised by Holder and (ii) notwithstanding the termination of this Warrant, with respect to the unvested Warrant Shares, if IBM satisfies the conditions necessary that would have been necessary to cause some or all of such shares to vest in accordance with the terms of this Agreement as if this Agreement had continued to be in effect following such Acquisition Transaction (for instance, if the Company Acquiror Recognizes Revenues pursuant to the arrangements between IBM and the Company contemplated hereby), the Company Acquiror shall pay IBM the Cashout Value with respect to each such portion of the Warrant Shares that would have vested.

     8. TRANSFER, EXCHANGE, AND REPLACEMENT

          (a)  Transferability.

               (i) The Holder covenants not to transfer this Warrant or the Warrant Shares except in compliance with this Section 8(a). Subject to compliance with the transfer restrictions set forth in clauses (ii) and (iii) of this Section 8(a), this Warrant, the Warrant Shares and the rights granted to the Holder hereof are freely transferable, in whole or in part, upon surrender of this Warrant, together with an assignment form, at the office or agency of the Company referred to in Section 9 below.

               (ii) The Holder shall not effect any transfer except pursuant to a transaction either registered, or exempt from registration, under the Securities Act. Prior to any transfer in reliance upon an exemption from such registration other than Rule 144 of the Securities Act, the Holder shall provide to the Company an opinion letter from counsel to the Holder (which counsel may include in-house counsel), reasonably satisfactory to the Company, opining that such transfer does not require registration under the Securities Act. No sale, assignment, transfer or pledge of the Warrant Shares shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Warrant. Until due presentment for registration of transfer on the books of the Company, the

Company may treat the registered Holder hereof as the owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

               (iii) Notwithstanding anything in this Warrant to the contrary, as this Warrant is issued in furtherance of the relationship between the Company and the initial Holder, this Warrant and any Warrant Shares issued upon its exercise may not be transferred without the prior written consent of the Company, which consent may be withheld for any reason, and any purported transfer of this Warrant or any Warrant Shares issued upon its exercise without the prior written consent of the Company shall be null and void and of no force or effect; PROVIDED, that the Holder may transfer to any entity, whether incorporated or not, that is controlled by IBM, and "control" means the ability, whether directly or indirectly, to direct the affairs of another by means of ownership, contract or otherwise.

          (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 9 below, for new warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of Ordinary Shares which may be purchased hereunder, each of such new warrants to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.

          (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of warrants pursuant to this Section 8. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the prevailing party shall be entitled to reimbursement from the other party for its reasonable costs and expenses (including reasonable legal fees) incurred by such party in connection with such dispute.

          (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

          (f) No Rights as Shareholder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

     9. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

        IF TO THE COMPANY:                 If to IBM:
      ---------------------------------- -------------------------------


        ClickSoftware Technologies Ltd.    ***1
        34 Habarzel Street                 Pervasive/Wireless e-business EBO
        Tel Aviv Israel                             IBM Sweden
        Facsimile:  (972-3)-649-9467       Wallingatan 2, Stockholm
        ATTN: Chief Financial Officer      Sweden

                                           with a copy to:

                                           The Company Secretary
                                           IBM United Kingdom Limited
                                           Law Department
                                           IBM South Bank
                                           76 Upper Ground
                                           London SE1 9PZ

                                           ***2

                                           EMEA Corporate Development - Venture
                                           Investments
                                           Tour Descartes, La Defense 5
                                           Office : ***3
                                           Mobile:  ***4


-------------------

     1 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

     2 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

     3 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

If to any other Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as any Holder furnishes by notice given in accordance with this Section 9.

     10. GOVERNING LAW; JURISDICTION AND VENUE. This Warrant shall be governed by the laws of the State of New York, without regard to conflicts or choice of law rules or principles. Each of the Company and the Holder submits to the exclusive jurisdiction and venue of the federal and state courts of New York, to resolve all issues that may arise out of or relate to this Warrant. The parties waive any right to a jury trial.

     11. MISCELLANEOUS.

          (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and all Holders hereof.

          (b) U.S. Dollars. All references in this Warrant to "DOLLARS" or "$" shall mean the U.S. dollar.

          (c) Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value per Ordinary Share, as determined in good faith by the Board.

          (d) Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

          (e) Business Day. For purposes of this Warrant, the term "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in New York, New York or the city and state provided in Section 9 hereof for notices to the Company, are authorized or obligated by law, regulation or executive order to close.

          (f) Counterparts. This agreement may be executed in counterparts, and any such executed counterpart shall be, and shall be deemed to be, an original instrument.

          (g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it shall be deemed replaced with a valid and enforceable provision, which comes as close as possible to the economic purpose of the invalid, void or unenforceable provision, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


--------------------------------------------------------------------------------
     4 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

          (h) Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, including all Holders.

          (i) Survival. The representations, warranties and covenants made by the parties hereto shall survive the execution and delivery of this Agreement until such time as the Holder no longer holds either of the Warrant or any Warrant Shares.

     IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the date first written above.

CLICKSOFTWARE TECHNOLOGIES LTD.



By:   /s/ Shmuel Arvatz
    ----------------------------------
    Name:Shmuel Arvatz
    Title: Chief Financial Officer

IBM UNITED KINGDOM LTD.


By:         ***5
    ----------------------------------
    Name:
    Title:






--------------------------------
     5 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

                            APPENDIX A -- DEFINITIONS

     "ACQUISITION TRANSACTION" shall mean (i) the sale, lease or other transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any person or Group, or (ii) a consolidation or merger of the Company with or into any other corporation or corporations (or entity or entities) (unless the Company's shareholders of record immediately prior to such transaction will, immediately after such transaction, hold (solely in respect of their equity interests in the Company before the transaction) at least a majority of the voting power of the surviving or successor entity to the business and assets of the Corporation..

     "AFFILIATE" shall mean any entity directly or indirectly controlled by, controlling or under common control with another entity.

     "BOARD" shall mean the Board of Directors of the Company.

     "CASHLESS EXERCISE" shall have the meaning specified in Section 1(b) of the Warrant.

     "CASHOUT VALUE" means the product of (i) the net per share value of this Warrant calculated as if the Holder had exercised this Warrant in full at such time by Cashless Exercise pursuant to Section 1(b) hereof, except that Market Price for purposes of determining Warrant Value in the event of an Acquisition Transaction shall be equal to the per share consideration to be paid to and/or received by shareholders of the Company in connection with the Acquisition Transaction and (ii) the number of Warrant Shares that would have vested upon the satisfaction of the conditions necessary to cause such shares to vest in accordance with the terms of this Agreement if this Agreement were to continue to be in effect following such Acquisition Transaction.

     "COMPANY" shall have the meaning specified in the initial paragraph of the Warrant.

     "COMPANY ACQUIROR" means the person or Group to whom the Company's assets are transferred as described in the definition of Acquisition Transaction or
(ii) the successor entity as described in clause (ii) of such definition.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXERCISE PERIOD" shall have the meaning specified in Section 1(a) of the Warrant.

     "GROUP" shall have the meaning specified in Section 13(d)(3) of the Exchange Act.

     "HOLDER" shall have the meaning specified in the initial paragraph of the Warrant.

     "IBM" shall have the meaning specified in the initial paragraph of the Warrant.

     "MARKET PRICE" shall mean the following: (i) the average of the closing sale prices for the Ordinary Shares as reported on the principal trading exchange or the Nasdaq SmallCap Market for the Ordinary Shares for the five (5) consecutive trading days immediately preceding such date, or if no sale price is so reported for such period, the last bid price for such period, or (ii) if the foregoing does not apply, the last sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security on the last trading day immediately preceding such date, or if no sale price is so reported for such security, the average of the last bid and ask price for such security on the last trading day immediately preceding such date, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by the Company's Board of Directors, or if the Holder objects to such determination, by an investment banking firm selected by the Company and reasonably acceptable to the Holder, with the costs of the appraisal to be borne by the Company.

     "ORDINARY SHARES" shall mean the Ordinary Shares of the Company.

     "PERSON" or "PERSON" shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, governments, agencies, political subdivisions and other entities.

     "PIGGYBACK REGISTRATION RIGHT" shall mean a right of the Holder under APPENDIX C(A)

     "PURCHASE PRICE" shall mean the average of the closing sale prices for the Ordinary Shares per Ordinary Share as reported on the Nasdaq SmallCap Market for the twenty (20) consecutive trading days immediately preceding the Effective Date, as may be adjusted from time to time pursuant to Appendix B. "REGISTRABLE SECURITIES" shall mean the Warrant Shares issued or issuable with respect to the Warrant.

     "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with the registration provisions of APPENDIX C herein, including without limitation (i) all fees and expenses of compliance with federal securities and state securities laws; (ii) all U.S. Securities and Exchange Commission and state securities laws filing fees; (iii) all printing expenses; (iv) all fees and disbursements of counsel for the Company; and (v) all fees and disbursements of accountants of the Company, but excluding (i) underwriter's discounts relating to securities sold by the Selling Holder; (ii) filings made with the NASD and counsel fees in connection therewith; and (iii) fees and disbursements of counsel for the Selling Holder.

     "REGISTRATION RIGHTS" shall mean the Piggyback registration rights set forth in APPENDIX C.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SELLING HOLDER" shall have the meaning specified in APPENDIX C(B)(II) of the Warrant.

     "WARRANT" shall have the meaning specified in the initial paragraph of the Warrant.

     "WARRANT SHARES" shall mean Ordinary Shares, as may be adjusted from time to time pursuant to APPENDIX B and subject to the vesting schedule set forth in APPENDIX D.

        E APPENDIX B - ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES

          (a) Recapitalizations. If the Company's outstanding Ordinary Shares shall be subdivided into a greater number of shares or a dividend in Ordinary Shares shall be paid in respect of Ordinary Shares, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding Ordinary Shares shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

          (b) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

          (c) Certificate of Adjustment. When any adjustment is required to be made pursuant to this APPENDIX B, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following such adjustment.

          (d) ADJUSTMENTS FOR NON-SHARE DIVIDENDS AND DISTRIBUTIONS. In the event that the Company shall issue or pay to holders of Ordinary Shares a dividend or other distribution payable other than in securities of the Company, then and in each such event provision shall be made so that Holder shall receive upon exercise of this Warrant, in addition to the Warrant Shares issued upon exercise, the dividend or other distribution which Holder would have received if it had been the holder of such Warrant Shares at the time of such dividend or other distribution.

          (e)  Other Notices. In case at any time:

               (i) the Company shall declare any dividend upon the Ordinary Shares payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Ordinary Shares;

               (ii) the Company shall offer for subscription pro rata to the holders of the Ordinary Shares any additional shares of stock of any class or other rights;

               (iii) there shall be any capital reorganization of the Company, or reclassification of the Ordinary Shares, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Holder (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Ordinary Shares entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Ordinary Shares entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Ordinary Shares shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Ordinary Shares for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i),
(ii), (iii) and (iv) above.

          (e) Certain Events. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this APPENDIX B but not expressly provided for by such provisions, the Company will give notice of such event, and the Board will make an appropriate adjustment in the Purchase Price and the number of Ordinary Shares acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.

                        APPENDIX C - REGISTRATION RIGHTS

        (a)     Piggyback Registration.

                (i) Participation. If the Company elects to file a registration statement under the Securities Act covering the offer and sale of any Ordinary Shares (or equity securities converted into Ordinary Shares) in connection with any public offering (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), the Company shall give written notice thereof to the Holder at least twenty business days before filing. The Holder shall have a Piggyback Registration Right to participate in such offering on a pro rata basis with the Company and any other holders of the Company's Ordinary Shares upon the giving of notice to the Company within ten business days of receipt by it of notice from the Company. If the Holder notifies the Company of its intent to exercise such Piggyback Registration Right, then, subject to (a)(ii) below, the Company shall include in such registration statement such number of shares of Registrable Securities as requested by the Holder. Such Registrable Securities shall be included in the underwriting for the public offering on the same terms and conditions as the securities otherwise being sold in such offering.

                (ii) Underwriters' Cutback. If, in the opinion of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and other Ordinary Shares requested to be registered would be inappropriate, then the number of shares of Registrable Securities and other Ordinary Shares to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority: (1) first, securities to be issued by the Company shall be included, and (2) second, any other Ordinary Shares required to be included pursuant to any demand registration right granted to such other holder of Ordinary Shares shall be included, and (3) third Registrable Securities and any other Ordinary Shares requested to be included, on a pro rata basis (based upon the number of registrable securities owned by the Holder and the holders of Ordinary Shares requesting participation in the offering), shall be included.

                (iii) Registrant Controls. The Company may decline to file a Registration Statement after giving notice to any Holder, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided that such registrant shall promptly notify each Holder of Registrable Securities in writing of any such action and provided further that such registrant shall bear all reasonable expenses incurred by such Holder of Registrable Securities or otherwise in connection with such withdrawn Registration Statement

                (iv) Underwriting Agreement. In connection with any registration under this Section (a) involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the Holder accepts the terms of the underwriting as determined by the underwriters selected by the Company (provided that such terms must be consistent with this Agreement and provided, further, that any inability of the Holder to agree with the underwriters shall not restrict the ability of the Company to proceed with the registration). Notwithstanding anything to the contrary contained herein, it shall be a condition precedent to the Company's obligation to take any action pursuant to this section (a) with respect to the Registrable Securities of the Holder that (i) the Holder furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required by the Company or the managing underwriters, if any, to effect the registration of the Registrable Securities and (ii) to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the provisions of sections (b) and (c) of this APPENDIX C, the provisions of the underwriting agreement shall control.

        (b)     Indemnification.

                (i) Indemnification by the Company. To the extent permitted by law, the Company agrees to indemnify and hold harmless any Holder of Registrable Securities which has included Registrable Securities in a registration statement, its officers, directors and agents and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys fees and costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or final prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission based upon information furnished in writing to Company by the Holder of the Registrable Securities or on such Holder's behalf expressly for use therein; provided, that with respect to any untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned if it is determined that it was the responsibility of the Holder of such Registrable Securities to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense; PROVIDED, FURTHER, that the indemnity contained in this section (b)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holder of such Registrable Securities provided in this section (b).

                (ii) Indemnification by the Holder of Registrable Securities. To the extent permitted by law, the Holder of Registrable Securities, to the extent it is selling Registrable

Securities ("SELLING HOLDER"), agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Selling Holder, but only with respect to, and to the extent that, information furnished in writing by the Selling Holder or on the Selling Holder's behalf expressly for use in any registration statement or final prospectus relating to the Registrable Securities (or any amendment or supplement thereto, or any preliminary prospectus) which contained an untrue statement or alleged untrue statement of a material fact or omitted or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding anything to the contrary contained herein, the liability of the Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of the shares of Registrable Securities sold by the Holder bears to the total public offering price of all securities sold in such offering. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling Person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling Person shall have the rights and duties given to such Selling Holder, by the preceding subsection. The Selling Holder also agrees to indemnify and hold harmless the underwriters on substantially the same basis of that of the indemnification of the Company provided in the preceding subsection.

        (c) Contribution. If the indemnification provided for in this APPENDIX C is unavailable to the Company or the Selling Holder in respect of any losses, claims, damages, liabilities, expenses or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (d)     Registration Expenses and Enforcement.

                (i) Registrations Rights. The Company shall bear all Registration Expenses incurred in connection with Piggyback Registration Rights.

                (ii) Expenses of Registrant. The Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any person, including special experts, retained by the Company.

                (iii) Enforcement of Registration Rights. Notwithstanding anything to the contrary contained herein, the Company hereby agrees that each Holder of Registrable Securities shall be entitled to specific performance of the registration rights hereunder, and that the Company shall pay any reasonable costs and expenses, including without reasonable limitation attorneys' fees, in connection with the enforcement by any Holder of such specific performance; PROVIDED, HOWEVER, that the Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration of securities by the Company as the result of any controversy that might arise with respect to the interpretation or implementation of these Registration Rights.

        (e) Assignment of Registration Rights. Any of the rights of the Holder hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by the Holder to any transferee of all of the Warrant or the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment,
(ii) the Company is furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (iv) such transfer shall have been made in accordance with the applicable requirements of the Warrant. The transferee, by acceptance of the transfer of any registration rights hereunder, acknowledges that it takes such rights subject to the terms and conditions hereof. Upon any transfer of less than all of its Registrable Securities, the Holder retains registration rights with respect to Registrable Securities held by it.

                          APPENDIX D - VESTING SCHEDULE

        The Company and the Holder have agreed that the number of Warrant Shares to be issued under the Warrant shall be determined in accordance with this Appendix D.

1.      IMMEDIATE WARRANT VESTING

        Upon delivery to the Holder of a duly executed copy of the Warrant, 62,500 Warrant Shares (as may be adjusted pursuant to Appendix B), shall immediately vest in the Holder.

2.      REVENUE BASED WARRANTS

        (a)     For the purposes of this section:

        "Qualifying Contract" is a contract entered into by the Company and/or any of its subsidiaries, which the Company and/or any of its subsidiaries and IBM designate in writing as a "Qualifying Contract" for these purposes.

        "Recognition" or "Recognized" means the earlier of (i) collection of Revenue, or (ii) recognition of Revenue by the Company for inclusion in its consolidated audited financial statements for the relevant period.

        "Revenue" means all fees or other revenues (net of VAT or other sales tax, and excluding all expenses passed through to the client under the Qualifying Contract and other costs as agreed by IBM and the Company and any of its subsidiaries) which would be Recognized by the Company as revenue derived from Qualifying Contracts for inclusion in its consolidated audited financial statements for the relevant period; provided however that such fees or other revenue are paid to or collected by the Company within sixty (60) days after the end of the relevant period. Any fees or other revenue not paid to or collected by the Company within sixty (60) days after the end of the relevant period shall be deemed to be Revenue in the period in which such fees or revenue are actually paid to or collected by the Company.

        (b) The Holder will become entitled to purchase the following number of Warrant Shares subject to the Recognition of the minimum Revenue amounts set forth below:

                1. With respect to the 12 consecutive months commencing on the Effective Date (the "First Earn-Out Period"):

                        (A) if the Company Recognizes ***6 (the "Full First Earn-Out Amount") or more of Revenue, 62,500 Warrant Shares (as may be adjusted pursuant to Appendix B) (the "Full First Tranche of Warrant Shares") will vest in the Holder; or


----------------------

        6 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

                        (B) if the Company Recognizes Revenues ranging between ***7 (***8 of the Full First Earn-Out Amount, referred to as the "First Earn-Out Threshold") and the Full First Earn-Out Amount for the First Earn-Out Period (the amount of such Revenues referred to as the "First Earn-Out Actual Revenue"), such number of Warrant Shares equivalent to the product of (a) the First Earn-Out Actual Revenue divided by the Full First Earn-Out Amount multiplied by (b) the Full First Tranche of Warrant Shares will vest in the Holder (in this case, the difference between the number of Warrant Shares that actually vest with the Holder and the Full First Tranche of Warrant Shares shall be referred to as the "First Earn-Out Warrant Shortfall", and the difference between the First Earn-Out Actual Revenue and the Full First Earn-Out Amount shall be referred to as the "First Earn-Out Revenue Shortfall"); or

                        (C) if the Company Recognizes Revenues below the First Earn-Out Threshold, no Warrant Shares will vest with the Holder.

                2. With respect to the 12 consecutive months commencing on the first day immediately following the First Earn-Out Period (the "Second Earn-Out Period"):

                        (A) if the Company Recognizes ***9 (the "Full Second Earn-Out Amount") or more of Revenue, 62,500 Warrant Shares (as may be adjusted pursuant to Appendix B) (the "Full Second Tranche of Warrant Shares") will vest in the Holder; or

                        (B) if the Company Recognizes Revenues ranging between ***10 (***11 of the Full Second Earn-Out Amount, referred to as the "Second Earn-Out Threshold") and the Full Second Earn-Out Amount for the Second Earn-Out Period (the amount of such Revenues is referred to herein as the "Second Earn-Out Actual Revenue"), such number of Warrant Shares equivalent to the product of the (a) Second Earn-Out Actual Revenue divided by the Full Second Earn-Out Amount multiplied by (b) the Full Second Tranche of Warrant Shares


---------------------------

        7 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

        8 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

        9 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

        10 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

        11 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

will vest in the Holder (in this case, the difference between the number of Warrant Shares that actually vest with the Holder and the Full Second Tranche of Warrant Shares shall be referred to as the "Second Earn-Out Warrant Shortfall", and the difference between the Second Earn-Out Actual Revenue and the Full Second Earn-Out Amount shall be referred to as the "Second Earn-Out Revenue Shortfall"); or

                        (C) if the Company Recognizes Revenues below the Second Earn-Out Threshold, no Warrant Shares will vest with the Holder.

        In addition, if (I) the Company Recognizes Revenue in excess of the Full Second Earn-Out Amount (the "Second Earn-Out Excess Revenue") and (II) less than the Full First Tranche of Warrant Shares had vested in the Holder for the First Earn-Out Period, then additional Warrant Shares equivalent to the product of the
(1) Second Earn-Out Excess Revenue divided by the First Earn-Out Revenue Shortfall multiplied by (2) the First Earn-Out Warrant Shortfall will vest with the Holder, provided that the Holder will be entitled to no more than the Full First Tranche of Warrant Shares for the First Earn-Out Period.

                (3) With respect to the 12 consecutive months commencing on the first day immediately following the Second Earn-Out Period (the "Third Earn-Out Period"):

                        (A) if the Company Recognizes ***12 (the "Full Third Earn-Out Amount," and with the Full First Earn-Out Amount and the Full Second Earn-Out Amount, the "Full Earn-Out Amounts") or more of Revenue, 62,500 Warrant Shares (as may be adjusted pursuant to Appendix B) (the "Full Third Tranche of Warrant Shares" and with the Full First Tranche of Warrant Shares and the Full First Tranche of Warrant Shares, the "Full Tranches of Warrant Shares") will vest in the Holder; or

                        (B) if the Company Recognizes Revenues ranging between ***13 (***14 of the Full Third Earn-Out Amount, referred to as the "Third Earn-Out Threshold") and the Full Third Earn-Out Amount for the Third Earn-Out Period (the amount of such Revenues is referred to herein as the "Third Earn-Out Actual Revenue"), such number of Warrant Shares equivalent to the product of the (a) Third Earn-Out Actual Revenue divided by the Full Third Earn-Out Amount multiplied by (b) the Full Third Tranche of Warrant Shares will vest in the Holder; or


------------------------------

        12 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

        13 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

        14 Information redacted pursuant to a confidential treatment request by ClickSoftware Technologies Ltd. under 17 C.F.R.ss.ss.200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.

                        (C) if the Company Recognizes Revenues below the Third Earn-Out Threshold, no Warrant Shares will vest with the Holder.

        In addition, if (I) the Company Recognizes Revenue in excess of the Full Third Earn-Out Amount (the "Third Earn-Out Excess Revenue") and (II) less than the Full First Tranche of Warrant Shares had vested in the Holder for the First Earn-Out Period and/or less than the Full Second Tranche of Warrant Shares had vested in the Holder for the Second Earn-Out Period, then additional Warrant Shares equivalent to the product of the (1) Third Earn-Out Excess Revenue divided by the aggregate of the First Earn-Out Revenue Shortfall and the Second Earn-Out Revenue Shortfall multiplied by the (2) aggregate of the First Earn-Out Warrant Shortfall and the Second Earn-Out Warrant Shortfall will vest with the Holder, provided that the Holder will be entitled to no more than the Full First Tranche of Warrant Shares for the First Earn-Out Period and/or the Full Second Tranche of Warrant Shares for the Second Earn-Out Period, as the case may be.

        (c) Within 90 days after the end of each of the First Earn-Out Period, the Second Earn-Out Period and the Third Earn-Out Period, the Company will prepare and deliver to the Holder a statement of the Revenue for that 12 month period prepared by the Company in accordance with the provisions of this Appendix D and certified by its chief financial officer for the period (the "Revenue Notice"). A Revenue Notice shall also contain a computation of the number of Warrant Shares that have been earned with respect to the period covered by that Revenue Notice (and of all Warrant Shares which have cumulatively become available for exercise pursuant to the provisions of this Appendix).

        (d) The Holder shall have 30 days from receipt of a Revenue Notice to object to the information contained therein, by written notice to the Company (the "Objection Notice"), failing which it shall be deemed accepted. An Objection Notice shall set out in reasonable detail those aspects of the Revenue Notice with which the Holder does not agree. Thereafter, if an Objection Notice has been issued, the Company and the Holder shall use reasonable efforts to resolve the dispute set out in the Objection Notice. If the Company and the Holder are unable to resolve any dispute within 30 days of the receipt by the Company of the Objection Notice, then the Company and the Holder shall jointly select an accounting firm of national standing in the United States and Israel to resolve the dispute (the "Independent Accountant"). If the Company and the Holder are unable jointly to select an accounting firm to act as the Independent Accountant within the following 3 days, they shall select an accounting firm by lot (other than the accounting firms engaged by the Company and the Holder to audit their respective financial statements).

        The Independent Accountant shall be instructed to resolve the matters in dispute, as set out in the Objection Notice and thereby determine the applicable Revenue for the period in question. The Independent Accountant shall act as an expert, not an arbitrator and the determination of the Independent Accountant shall be binding on the Company, the Holder and their affiliates. The expenses of the Independent Accountant shall be borne equally by the Company and the Holder.

        (e) The Holder shall immediately become entitled to exercise the Warrant Shares earned under the provisions of paragraphs (b)1, (b)2 and (b)(3) above, in accordance with the terms of the Warrant, upon the applicable amount of Revenue being agreed or determined for the relevant period in accordance with the provisions of the preceding paragraphs, and the Company shall provide the Holder with written confirmation to that effect within 30 days thereof.


                                        5